Exhibit 99.2

VOICEOVER	GRAPHICS/SUPERS

Welcome to iLearningEngines - an AI-powered learning automation and information intelligence platform that helps enterprises drive mission-critical business and learning outcomes at scale.

Let’s see how we deliver tangible impact in three steps.

It starts with our Knowledge Cloud – a centralized repository of all Enterprise IP, iLE creates this by rapidly ingesting data in various formats from within or outside enterprise systems.

Our proprietary AI neural networks augment this data into:

●         Learning artefacts ready for training

●         Content enabled for chat bot queries

●         Intelligence that can support informed business decisions

Next, Enterprise subject matter experts can use our No Code AI Canvas to design workflows to automate business processes and close performance gaps.

Without any custom code, iLE integrates with enterprise applications to capture event triggers, then it creates learning prescriptions and disseminates these to users in the flow of work through Enterprise preferred messenger channels and cognitive AI Assistants.

Finally, our highly trained cognitive AI assistants that are embedded at multiple touchpoints in the user journey, pick up insights that power predictive decision making, impact ROI and drive growth at scale.

Built on 400,000 hours of R&D and

specialized datasets empowering more than 4 million users globally, we are an AI platform at scale.

Join us on this journey to the limitless.

iLearning Engines

Intelligence for the limitless enterprise

iLE logo

AI-powered learning automation and
information intelligence platform

(Three step graphic)

Step 1: Knowledge Cloud - Content Ingestion and Augmentation

(Graphical representation of content in different formats (Text | HTML | Audio | Video) and from different locations (SharePoint | Dropbox | Intranet | ChatGPT | Salesforce | Fresh Desk | Others ) being ingested in the Knowledge Cloud.

And what gets generated is – Learning Artefacts, Chatbot responses, Business Insights

Step 2: No-Code AI Canvas – Custom Workflow Designer

(Graphical Representation: Diagram Box (Suboptimal Process/ Performance Gap – red flashing danger)

Advance Warning Trigger Picked up by iLE Box – a workflow begins that integrates to Enterprise Systems – creates learning prescriptions – delivered on enterprise messenger channels Microsoft Teams | Slack | WhatsApp |

Step 3: Growth at scale through AI-powered decisions

AI Assistants:

Drive engagement and learning outcomes

Power predictive decision making

ROI and growth at scale

(Customer journey line and AI at different points picking up information and pushing out the above three points.

400K + hours of R&D

Specialized Datasets

4 million users

Ranked #5 by Deloitte Tech Fast 500 (2019)

Journey to limitless

iLearningEngines logo

Intelligence for the limitless enterprise